EWBC Earnings Results Second Quarter 2017 July 20, 2017

Forward-Looking Statements 2 Certain matters set forth herein (including any exhibits hereto) constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including forward-looking statements relating to the Company’s current business plans and expectations regarding future operating results. Forward-looking statements may include, but are not limited to, the use of forward-looking language, such as “likely result in,” “expects,” “anticipates,” “estimates,” “forecasts,” “projects,” “intends to,” or may include other similar words or phrases, such as “believes,” “plans,” “trend,” “objective,” “continues,” “remains,” or similar expressions, or future or conditional verbs, such as “will,” “would,” “should,” “could,” “may,” “might,” “can,” or similar verbs. These forward-looking statements are subject to risks and uncertainties that could cause actual results, performance or achievements to differ materially from those projected. These risks and uncertainties, some of which are beyond our control, include, but are not limited to, our ability to compete effectively against other financial institutions in our banking markets; changes in the commercial and consumer real estate markets; changes in our costs of operation, compliance and expansion; changes in the U.S. economy, including inflation, employment levels, rate of growth and general business conditions; changes in government interest rate policies; changes in laws or the regulatory environment including regulatory reform initiatives and policies of the U.S. Department of Treasury, the Board of Governors of the Federal Reserve Board System, the Federal Deposit Insurance Corporation, the U.S. Securities and Exchange Commission, the Consumer Financial Protection Bureau and California Department of Business Oversight — Division of Financial Institutions; heightened regulatory and governmental oversight and scrutiny of the Company’s business practices, including dealings with retail customers; changes in the economy of and monetary policy in the People’s Republic of China; changes in income tax laws and regulations; changes in accounting standards as may be required by the Financial Accounting Standards Board or other regulatory agencies and their impact on critical accounting policies and assumptions; changes in the equity and debt securities markets; future credit quality and performance, including our expectations regarding future credit losses and allowance levels; fluctuations of our stock price; fluctuations in foreign currency exchange rates; success and timing of our business strategies; our ability to adopt and successfully integrate new technologies into our business in a strategic manner; impact of reputational risk from negative publicity, fines and penalties and other negative consequences from regulatory violations and legal actions; impact of potential federal tax increases and spending cuts; impact of adverse judgments or settlements in litigation or of regulatory enforcement actions; changes in our ability to receive dividends from our subsidiaries; impact of political developments, wars or other hostilities that may disrupt or increase volatility in securities or otherwise affect economic conditions; impact of natural or man-made disasters or calamities or conflicts; continuing consolidation in the financial services industry; our capital requirements and our ability to generate capital internally or raise capital on favorable terms; impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act on our business, business practices and cost of operations; impact of adverse changes to our credit ratings from the major credit rating agencies; impact of failure in, or breach of, our operational or security systems or infrastructure, or those of third parties with whom we do business, including as a result of cyber attacks; and other similar matters which could result in, among other things, confidential and/or proprietary information being disclosed or misused; adequacy of our risk management framework, disclosure controls and procedures and internal control over financial reporting; the effect of the current low interest rate environment or changes in interest rates on our net interest income and net interest margin; the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin; a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, a reduction in the availability of funding or increased funding costs, reduced investor demand for mortgage loans and declines in asset values and/ or recognition of other-than-temporary impairment on securities held in our available-for-sale investment securities portfolio; and other factors set forth in the Company’s public reports including its Annual Report on Form 10-K for the year ended December 31, 2016, and particularly the discussion of risk factors within that document. If any of these risks or uncertainties materializes or if any of the assumptions underlying such forward- looking statements proves to be incorrect, the Company’s results could differ materially from those expressed in, implied or projected by such forward- looking statements. The Company assumes no obligation to update such forward-looking statements.

Highlights of Second Quarter 2017 Results Strong earnings results.  Net income increased 15% Y-o-Y and EPS increased 14% Y-o-Y  Net interest income growth: 2Q17 NII of $290mm was up 7% Q-o-Q  Asset sensitivity: loan yield expansion outpaced deposit cost increase and 2Q17 NIM of 3.49% was up by 16 bps.  Excluding discount accretion, adj.* NIM of 3.41% was up by 12 bps Q-o-Q.  Excluding discount accretion, adj.* loan yield of 4.30% was up by 13 bps Q-o-Q.  Cost of deposits increased a modest 4 bps Q-o-Q.  Pre-tax, pre-provision income growth: Driven by revenue growth, adj.* pre-tax, pre- provision income of $198mm grew by 10% Q-o-Q. Solid balance sheet growth.  Loans grew 11% linked quarter annualized (“LQA”).  Deposits grew 8% LQA. Steady credit quality.  Annualized net recoveries of 4 bps in 2Q17.  NPAs decreased by $12mm, or 8%, Q-o-Q to $133mm; equivalent to 0.37% of total assets as of 06.30.17. 3 Net income $118.3 million Diluted EPS $0.81 Tangible equity*/share $21.93 Record loans $27.2 billion Record deposits $31.2 billion * See reconciliation of GAAP to non-GAAP financials on slides 15-18 and in the Company’s 2Q17 Earnings Press Release.

$103.3 $110.1 $110.7 $128.2 $118.3 $41.5 12.7% 13.1% 12.9% 14.9% 13.0% 15.3% 15.6% 15.3% 17.6% 15.3% 10% 13% 16% 19% 22% 25% $0 $40 $80 $120 $160 $200 2Q16 3Q16 4Q16 1Q17* 2Q17 $ in mi llio ns Net Income & ROE* and Tangible ROE* Net income (LH axis) 1Q17: Gain on commercial property (LH axis) Return on Avg. Equity (RH axis) Tang. Return on Avg. Tang. Eq. (RH axis) $103.3 $110.1 $110.7 $128.2 $118.3 $41.5 1.27% 1.33% 1.27% 1.49% 1.36% 1.0% 1.2% 1.4% .6% 1.8% 2.0% $0 $40 $80 $120 $160 $200 2Q16 3Q16 4Q16 1Q17* 2Q17 $ in mi llio ns Net Income & ROA* Net income (LH axis) 1Q17: Gain on commercial property (LH axis) Return on Avg. Assets (RH axis) 2Q17 Earnings Growth and Profitability 4  2Q17 net income of $118mm, EPS of $0.81, ROA of 1.36%, ROE of 13.0% and tangible ROE* of 15.3%.  Consistently attractive profitability:  5-quarter range of ROA*: 1.27% to 1.49%.  5-quarter range of ROE*: 12.7% to 14.9%.  5-quarter range of tangible ROE*: 15.3% to 17.6%. * See reconciliation of GAAP to non-GAAP financials on slides 15-18 and in the Company’s 2Q17 Earnings Press Release. 1Q17 adjusted for the impact of the commercial property sale. $1.16 $169.7 $169.7 0%

9.1 9.3 9.6 10.0 10.2 8.5 8.5 8.7 9.0 9.1 1.4 1.5 1.6 1.7 1.83.2 3.4 3.5 3.7 4.02.1 2.1 2.1 2.1 2.1 0% 20% 40% 60% $0 $10 $20 $30 2Q16 3Q16 4Q16 1Q17 2Q17 $ in bil lio ns Total Loans* C&I CRE MFR SFR Consumer LQA growth rate 38% 38% 38% 38% 37% 35% 34% 34% 34% 34% 6% 6% 6% 6% 6% 13% 14% 14% 14% 15% 8% 8% 8% 8% 8% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% 2Q16 3Q16 4Q16 1Q17 2Q17 Loan Portfolio Mix C&I CRE MFR SFR Consumer 2Q17 Record Loans of $27.2 billion 5 $24.3 $24.8 $25.5 $26.5 * Total loans held for investment and held for sale, with HFS by category. CRE = CRE, construction and land. Consumer = predominantly HELOCs. Q-o-Q Difference  Total loans increased $732mm or 3% (+11% LQA).  SFR: +8.1%, or +33% LQA.  C&I: +2.7%, or +11% LQA.  CRE (with land & construction): +1.5%, or +6% LQA.  MFR: +2.3%, or +9% LQA.  Consumer: flat growth.  2Q growth rate in line with full year 2017 outlook of low double digit loan growth.  Stable loan portfolio mix, balanced between commercial, commercial real estate, and consumer categories. $27.2

9.5 9.5 10.2 10.7 10.5 7.4 7.7 8.2 8.0 8.2 5.6 5.8 5.9 6.0 6.4 5.7 5.6 5.6 5.8 6.1 0% 20% 40% 60% $0 $10 $20 $30 $40 2Q16 3Q16 4Q16 1Q17 2Q17 $ in bil lio ns Total Deposits DDA MMDA IB checking & Savings Time LQA growth rate 2Q17 Record Deposits of $31.2 billion 6 DDA = Noninterest-bearing checking deposits. MMDA = Money market deposits. IB checking = Interest-bearing checking deposits. $28.2 $29.9 $30.5 $28.6 Q-o-Q Difference  Total deposits increased $611mm or 2% (+8% LQA).  IB checking & savings: +6.2%, or +25% LQA.  Time deposit: +4.0%, or +16% LQA.  MMDA: +2.5%, or +10% LQA.  DDA: -1.9%, or -7% LQA.  DDAs comprised 34% of total deposits as of 06.30.17, similar to 35% as of 03.31.17.  Over past 5 quarters, share of DDAs in total deposits ranged from 33% to 35%.  Over past 5 quarters, share of time deposits in total deposits ranged from 19% to 20%.  EOP loan-to-deposit ratio of 87.4%.  Room to support organic loan growth and to maintain discipline in deposit pricing. $31.2 34% 33 34% 35% 34% 26% 27% 27% 26% 26% 20% 20% 20% 20% 21% 0% 20% 19% 19% 19% 0% 20% 40% 60% 80% 100% 2Q16 3Q16 4Q16 1Q17 2Q17 Deposit Portfolio Mix DDA MMDA IB checking & Savings Time

10.4 10.4 10.2 10.3 10.7 2.8 4.0 3.4 4.5 3.5 4.3 6.1 5.3 5.0 5.9 10.9 10.9 14.4 11.1 12.0 1.4 5.8 7.0 2.5 3.8 6.5 7.7 7.2 5.4 6.2 $0 $10 $20 $30 $40 $50 2Q16 3Q16 4Q16 1Q17 2Q17 $ i n m il li o n s Total Fees and Other Operating Income Branch fees Wealth management fees Ancillary loan fees & other income LC fees & FX income Derivative fees & other income Other fees & operating income Q-o-Q Difference  Excluding net gains on sale of loans, securities, and fixed assets, fees and other operating income of $42mm increased by $3mm or 9%.  Most customer-related fee income categories increased linked quarter.  Adjusted for interest rate valuation marks and valuation changes associated with currency hedges, customer-related fee income increased by 6% linked quarter and 25% year- over-year. 2Q17 Fees & Other Operating Income 7 $36.3 $44.9 $47.5 $38.8 $42.1

2Q17 Summary Income Statement

($ in millions, except per share data)	2Q17	% Change vs. 1Q17	% Change vs. 2Q16	2Q17 Comments
Adjusted net interest income (excl. accretion)	$ 283.8	5.6%	18.1%	▪ Loan growth & higher interest rates.
ASC 310-30 discount accretion income	$ 6.3	NM	NM	▪ Increase due to interest recoveries.
Net interest income	$ 290.1	6.6%	14.4%	
Fees & operating income	$ 42.1	8.5%	15.9%	▪ Broad-based across categories.
Net gains on sales of fixed assets	$ 1.0	NM	NM	▪ Sale of commercial property in 1Q17 resulted in $72mm pre-tax gain.
Net gains on sales of loans & securities	$ 4.3	(18.4)%	(25.4)%	
Total Noninterest income	$ 47.4	(59.1)%	7.1%	
Adjusted noninterest expense	$ 139.5	1.9%	5.0%	▪ Lower comp. (seasonally high in 1Q).
Tax credit and other investments amortization	$ 27.9	94.1%	99.0%	▪ Additional tax credit closed in 2Q increased amortization expense. ▪ Expecting $25mm/qtr. rest of year.
Amortization of core deposit intangibles	$ 1.8	(3.0)%	(14.1)%	
Total Noninterest expense	$ 169.1	10.5%	13.6%	
Provision for credit losses	$ 10.7	51.2%	76.5%	
Income tax expense	$ 39.4	(32.5)%	(0.7)%	▪ Effective tax rate of 25.0% in 2Q.
Net income	$118.3	(30.3)%	14.6%	
Diluted EPS	$ 0.81	(30.2)%	14.1%	

Note: 1Q17 results include gain on commercial property sale. See reconciliation of GAAP to non-GAAP financials on slides 15-18 and in the Company's 2Q17 Earnings Press Release.

EAST WEST BANK

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240.3 247.0 261.1 268.9 283.8 13.3 7.1 11.6 3.2 6.3 $220 $240 $260 $280 $300 2Q16 3Q16 4Q16 1Q17 2Q17 $ in m illi on s Net Interest Income Adj. net interest income* Accretion income  2Q17 NIM of 3.49% expanded by 16 bps Q-o-Q, and excluding the impact of accretion, adjusted* NIM of 3.41% expanded by 12 bps Q-o-Q.  NIM benefitted from balance sheet asset sensitivity and rising short-term interest rates.  2Q17 loan yield of 4.40% expanded by 17 bps Q-o-Q, and adjusted* loan yield of 4.30% expanded by 13 bps Q-o-Q.  2Q17 cost of deposits of 0.36% increased by 4 bps Q-o-Q. 2Q17 Net Interest Income & Net Interest Margin 9 $253.6 $254.1 $272.7 $272.1  2Q17 NII of $290mm increased Q-o-Q by $18mm, or 7%.  Increase in adjusted* NII of $15mm or 6%.  ASC 310-30 discount accretion income increase of $3mm.  Remaining ASC 310-30 discount of $43mm as of 06.30.17, of which approx. $29mm expected to accrete as income.  Adjusted NII, excluding accretion income, of $284mm increased by 6% Q-o-Q.  Driven by loan growth & higher loan yields in 2Q17. * See reconciliation of GAAP to non-GAAP financials on slides 15-18 and in the Company’s 2Q17 Earnings Press Release. $290.1 3.13% 3.16% 3.17% 3.29% 3.41% 4.05% 4.05% 4.13% 4.17% 4.30% 0.29% 0.30% 0.31% 0.32% 0.36% 3.00% 3.20% 3.40% 3.60% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 2Q16 3Q16 4Q16 1Q17 2Q17 NIM (ex. accretion) (RH axis) Loans yield (ex. accretion) (LH axis) Total cost of deposits (LH axis) Adjusted* NIM: Adj.* Loans Yield & Cost of Deposits

 2Q17 total noninterest expense: $169mm.  Excluding tax credit amortization and core deposit intangible amortization, 2Q17 adjusted* noninterest expense of $139.5mm increased by a modest 2% Q-o-Q.  Compensation expense lower in 2Q, after seasonally higher 1Q.  2Q17 adj. noninterest expense growth rate in line with full year 2017 outlook of low single digit growth.  2Q17 adj.* efficiency ratio of 41.3%. 2Q17 Efficiency and PTPP Profitability 10 1  Growing adjusted* pre-tax, pre-provision (PTPP) income.  2Q17 adj. PTPP income of $198mm grew by 10% Q-o-Q and 20% Y-o-Y.  NII growth driven by loan growth and higher interest rates.  Growth in customer-related fee income categories.  Disciplined expense management.  2Q17 adj.* PTPP profitability ratio of 2.27% increased by 18 bps Q-o-Q.  5-quarter adj.* PTPP profitability ratio range of 2.03% to 2.27%. * See reconciliation of GAAP to non-GAAP financials on slides 15-18 and in the Company’s 2Q17 Earnings Press Release. $165.0 $167.6 $182.8 $179.6 $198.0 2.04% 2.03% 2.10% 2.09% 2.27% 1.00% 1.32% 1.64% 1.96% 2.28% $0 $50 $100 $150 $200 $250 2Q16 3Q16 4Q16 1Q17 2Q17 $ in mi llio ns Adj. PTPP income* (LH axis) Adj. PTPP profitability ratio* (RH axis) Adj.* PTPP Income & PTPP Profitability Ratio $132.8 $135.9 $138.7 $136.9 $139.5 44.6% 44.8% 43.2% 43.3% 41.3% 20.0% 25.0% 30.0% 35.0% 40.0% 45.0% $100 $120 $140 $160 2Q16 3Q16 4Q16 1Q17 2Q17 $ in mi llio ns Adj. noninterest expense* (LH axis) Adj. efficiency ratio* (RH axis) Adj.* Noninterest Expense & Efficiency Ratio

 Allowance for loan losses to loans HFI was 1.02% as of 06.30.17.  Annualized net recoveries of 4 bps in 2Q17.  Net recoveries across all loan categories.  Greatest impact from net recoveries in C&I: $1.7mm or 7 bps, annualized.  NPAs decreased by $12mm, or 8%, Q-o-Q to $133mm; equivalent to 0.37% of total assets as of 06.30.17.  5-quarter NPA to total assets range of 0.37% to 0.54%. 2Q17 Asset Quality Metrics 11 * Nonperforming assets and net charge-offs exclude purchased credit impaired loans. HFI represents held-for-investment. $6.1 $9.5 $10.5 $7.1 $10.7 0.01% 0.37% 0.13% 0.08% -0.04% -0.10% 0.00% 0.10% 0.20% 0.30% 0.40% -$3 $0 $3 $6 $9 $12 2Q16 3Q16 4Q16 1Q17 2Q17 $ in m illi on s Provision Expense and Net Charge-offs* Ratio Provision expense (LH axis) Annualized NCOs (net recoveries) / Avg. loans HFI* (RH axis) $176.7 $130.8 $129.6 $144.8 $133.0 0.54% 0.39% 0.37% 0.41% 0.37% 0.00% 0.20% 0.40% 0.60% $100 $120 $140 $160 $180 $200 2Q16 3Q16 4Q16 1Q17 2Q17 $ i n m illi on s Nonperforming Assets* Nonperforming assets (LH axis) NPAs / Total assets (RH axis) $24,236 $24,732 $25,503 $26,461 $27,211 1.10% 1.03% 1.02% 0.99% 1.02% 0.00% 1.00% 2.00% 3.00% 4.00% $20,000 $22,000 $24,000 $26,000 $28,000 2Q16 3Q16 4Q16 1Q17 2Q17 $ in mi lio ns Allowance for Loan Losses Gross loans HFI* (LH axis) ALLL / Gross loans HFI* (RH axis)

$20.27 $21.93 7.0% 8.5% 10.5% 4.0% 8.52% 10.9% 10.9% 12.4% 8.7%8.95% 11.3% 11.3% 12.8% 9.3% 0 0.02 0.04 0.06 0.08 0.1 0.12 0.14 $5.00 $10.00 $15.00 $20.00 $25.00 Tangible equity per share Tangible equity to tangible assets ratio CET1 risk-based capital ratio Tier 1 risk-based capital ratio Total risk-based capital ratio Tier 1 leverage capital ratio EWBC's Solid Capital Position Basel III Fully Phased-in Minimum Regulatory Requirement EWBC 12.31.16 EWBC 06.30.17 12 2Q17 Capital Ratios  Regulatory capital ratios increased by 21 to 27 bps in 2Q17 from 1Q17, and 39 to 58 bps year-to-date.  Current capital levels are sufficient to support continued organic growth.

Updated Management Outlook: Full Year 2017

Earnings drivers	Revised full year 2017 outlook (after 2Q17)	Change from prior outlook (after 1Q17)	2016 FY actual	1H17 actual
End of Period Loans	▪ Increase at a percentage rate in the low double digits.	Unchanged.	$25.5 billion, +8% Y-o-Y	$27.2 billion, +13% YTD annualized
NIM (excl. impact of ASC 310-30 discount accretion)	▪ In the range of 3.35% to 3.45%. ▪ Favorable asset sensitivity position to support NIM expansion.	Unchanged.	3.15%	3.35%
Noninterest Expense (excl. tax credit investment & core deposit intangible amortization)	▪ Increase at a percentage rate in the low single digits.	Unchanged.	$538 million, +14% Y-o-Y	$276 million, +3% YTD annualized
Provision for Credit Losses	▪ In the range of $40mm to $50mm.	Unchanged.	$27 million	$18 million
Tax Items (renewable energy & historical tax credits)	▪ Tax credit investments of $115mm. ▪ Associated tax credit amortization of $95mm. ▪ Effective tax rate of 26%.	▪ Prior tax credit investments: $95mm. ▪ Prior tax credit amortization: $75mm. ▪ Prior tax rate range: 26% to 29%.	Effective tax rate: 24.6%	Effective tax rate: 25.3%
Interest Rates	▪ Outlook incorporates the current forward rate curve. ▪ Anticipates one more Fed Funds rate increase in Dec. 2017.	Previously, anticipated additional Fed Funds rate increases in Jun. & Nov. 2017.	Fed Funds increased +25bps in Dec. 2016.	Fed Funds increased +25bps each in Mar. & Jun. 2017.

EAST WEST BANK

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APPENDIX

Appendix: GAAP to Non-GAAP Reconciliation 15 As previously disclosed on the March 30, 2017 Form 8-K, the Company consummated a sale and leaseback transaction on a commercial property and recognized a pre-tax gain on sale of $71.7 million during the first quarter of 2017. The table below shows the computation of the diluted earnings per common share excluding the after-tax effect of the gain on sale of the commercial property, return on assets excluding the after-tax effect of the gain on sale of the commercial property and return on equity excluding the after-tax effect of the gain on sale of the commercial property. Management believes that eliminating the effects of the gain on sale of the commercial property makes it easier to analyze the results by presenting them on a more comparable basis. (1) Applied statutory tax rate of 42.05%. (2) Annualized. Three Months Ended June 30, 2017 March 31, 2017 June 30, 2016 Net income (a) $ 118,330 $ 169,736 $ 103,284 Less: Gain on sale of the commercial property, net of tax (1) (b) — (41,526) — Adjusted net income (c) $ 118,330 $ 128,210 $ 103,284 Diluted weighted average number of shares outstanding (d) 145,740 145,732 145,078 Diluted EPS (a)/(d) $ 0.81 $ 1.16 $ 0.71 Diluted EPS impact of gain on sale of the commercial property, net of tax (b)/(d) — (0.28) — Adjusted diluted EPS $ 0.81 $ 0.88 $ 0.71 Average total assets (e) $ 34,994,935 $ 34,928,031 $ 32,591,398 Average stockholders’ equity (f) $ 3,637,695 $ 3,493,396 $ 3,267,936 Return on average assets (2) (a)/(e) 1.36% 1.97% 1.27 % Adjusted return on average assets (2) (c)/(e) 1.36% 1.49% 1.27 % Return on average equity (2) (a)/(f) 13.05% 19.71% 12.71 % Adjusted return on average equity (2) (c)/(f) 13.05% 14.88% 12.71%

Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

Adjusted pre-tax, pre-provision profitability ratio represents the aggregate of net interest income and adjusted noninterest income less adjusted noninterest expense, divided by average total assets. Adjusted noninterest income excludes the gain on sale of the commercial property (where applicable). Adjusted noninterest expense excludes the amortization of tax credit and other investments and the amortization of core deposit intangibles. The ratios presented below provide clarity to financial statement users regarding the ongoing performance of the Company and allow comparability to prior periods.

		Three Months Ended		
		June 30, 2017	March 31, 2017	June 30, 2016
Net interest income before provision for credit losses	(a)	$ 290,091	$ 272,122	$ 253,584
Total noninterest income		47,400	116,023	44,264
Less: Gain on sale of the commercial property		—	(71,654)	—
Adjusted noninterest income	(b)	$ 47,400	$ 44,369	$ 44,264
Net interest income and adjusted noninterest income	**(a)+(b) = (c)**	**$ 337,491**	**$ 316,491**	**$ 297,848**
Total noninterest expense		$ 169,121	$ 153,073	$ 148,879
Less: Amortization of tax credit and other investments		(27,872)	(14,360)	(14,006)
Amortization of core deposit intangibles		(1,762)	(1,817)	(2,050)
Adjusted noninterest expense	(d)	$ 139,487	$ 136,896	$ 132,823
Adjusted pre-tax, pre-provision income	**(c)-(d) = (e)**	**$ 198,004**	**$ 179,595**	**$ 165,025**
Average total assets	**(f)**	**$ 34,994,935**	**$ 34,928,031**	**$ 32,591,398**
Adjusted pre-tax, pre-provision profitability ratio [(1)]	**(e)/(f)**	**2.27%**	**2.09%**	**2.04%**
Adjusted noninterest expense [(1)]/average assets	**(d)/(f)**	**1.60%**	**1.59%**	**1.64%**

Adjusted efficiency ratio represents adjusted noninterest expense divided by the aggregate of net interest income and adjusted noninterest income. The Company believes that presenting the adjusted efficiency ratio shows the trend in recurring overhead-related noninterest expense relative to recurring net revenues. This provides clarity to financial statement users regarding the ongoing performance of the Company and allows comparability to prior periods.

		Three Months Ended		
		June 30, 2017	March 31, 2017	June 30, 2016
Adjusted noninterest expense	(m)	$ 139,487	$ 136,896	$ 132,823
Net interest income and adjusted noninterest income	(n)	$ 337,491	$ 316,491	$ 297,848
Adjusted efficiency ratio	**(m)/(n)**	**41.33%**	**43.25%**	**44.59%**

(1) Annualized.

EAST WEST BANK

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Appendix: GAAP to Non-GAAP Reconciliation (cont'd)

The Company believes that presenting the adjusted average loan yield and adjusted net interest margin that exclude the ASC 310-30 discount accretion impact provides clarity to financial statement users regarding the change in loan contractual yields and allows comparability to prior periods.

		Three Months Ended			Six Months Ended	
Yield on Average Loans		**June 30, 2017**	**March 31, 2017**	**June 30, 2016**	**June 30, 2017**	**June 30, 2016**
Interest income on loans	(a)	$ 293,039	$ 272,061	$ 254,331	$ 565,100	$ 507,873
Less: ASC 310-30 discount accretion income		(6,261)	(3,233)	(13,312)	(9,494)	(26,659)
Adjusted interest income on loans	**(b)**	**$ 286,778**	**$ 268,828**	**$ 241,019**	**$ 555,606**	**$ 481,214**
Average loans	(c)	$ 26,698,787	$ 26,087,178	$ 23,888,867	$ 26,403,545	$ 23,854,070
Add: ASC 310-30 discount		45,398	48,566	65,957	46,973	71,347
Adjusted average loans	**(d)**	**$ 26,744,185**	**$ 26,135,744**	**$ 23,954,824**	**$ 26,450,518**	**$ 23,925,417**
Average loan yield (1)	(a)/(c)	**4.40%**	**4.23%**	**4.28%**	**4.32%**	**4.28%**
Adjusted average loan yield (1)	(b)/(d)	**4.30%**	**4.17%**	**4.05%**	**4.24%**	**4.04%**
Net Interest Margin						
Net interest income	(e)	$ 290,091	$ 272,122	$ 253,584	$ 562,213	$ 505,788
Less: ASC 310-30 discount accretion income		(6,261)	(3,233)	(13,312)	(9,494)	(26,659)
Adjusted net interest income	**(f)**	**$ 283,830**	**$ 268,889**	**$ 240,272**	**$ 552,719**	**$ 479,129**
Average interest-earning assets	(g)	$ 33,295,012	$ 33,095,396	$ 30,783,445	$ 33,204,629	$ 30,690,954
Add: ASC 310-30 discount		45,398	48,566	65,957	46,973	71,347
Adjusted average interest-earning assets	**(h)**	**$ 33,340,410**	**$ 33,143,962**	**$ 30,849,402**	**$ 33,251,602**	**$ 30,762,301**
Net interest margin (1)	(e)/(g)	**3.49%**	**3.33%**	**3.31%**	**3.41%**	**3.31%**
Adjusted net interest margin (1)	(f)/(h)	**3.41%**	**3.29%**	**3.13%**	**3.35%**	**3.13%**

(1) Annualized.

EAST WEST BANK

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18 The Company uses certain non-GAAP financial measures to provide supplemental information regarding the Company’s performance. Tangible equity and tangible equity to tangible assets ratios are non-GAAP disclosures. Tangible equity represents stockholders’ equity which has been reduced by goodwill and other intangible assets. Given that the use of such measures and ratios are more prevalent in the banking industry, and used by banking regulators and analysts, the Company has included them for discussion. Appendix: GAAP to Non-GAAP Reconciliation (cont’d) Adjusted tangible return on average tangible equity represents adjusted tangible net income divided by average tangible equity. Adjusted tangible net income excludes the after-tax effect of the amortization of core deposit intangibles, the after-tax effect of the amortization of mortgage servicing assets and the after-tax effect of the gain on sale of the commercial property. (1) Includes core deposit intangibles and mortgage servicing assets. (2) Applied statutory tax rate of 42.05%. (3) Annualized. June 30, 2017 March 31, 2017 June 30, 2016 Stockholders’ equity $ 3,670,261 $ 3,565,954 $ 3,296,910 Less: Goodwill (469,433) (469,433) (469,433) Other intangible assets (1) (32,012) (33,843) (37,696) Tangible equity (a) $ 3,168,816 $ 3,062,678 $ 2,789,781 Total as ets $ 35,917,617 $ 35,342,126 $ 32,952,212 Less: Goodwill (469,433) (469,433) (469,433) Other intangible assets (1) (32,012) (33,843) (37,696) Tangible assets (b) $ 35,416,172 $ 34,838,850 $ 32,445,083 Tangible equity to tangible assets ratio (a)/(b) 8.95% 8.79% 8.60 % Three Months Ended June 30, 2017 arch 31, 2017 June 30, 2016 Net Income 118,330 1 9,736 103,284 Add: Am rtization of core deposit intangibles, net of tax (2) 1,021 1,05 1,188 Amortization of mortgage servicing assets, net of tax (2) 241 266 377 Tangible net i co (c) $ 119,592 $ 171,055 $ 104,849 Less: Gain o sale of the commercial property, net of tax(2) — (41,5) — Adjusted tangible net income (d) $ 119,592 $ 129,529 $ 104,849 Average stockholders’ equity $ 3,637,69 $ 3,493,396 $ 3,267,936 Less: Average goo will (469,433) (469,433) (469,433) Average other intangible assets (1) (33,101) (34,987) (38,867) Average tangible equity (e) $ 3,135,161 $ 2,988,976 $ 2,759,636 Tangible return on average tangible equity (3) (c)/(e) 15.30% 23.21% 15.28 % Adjusted tangible return on average tangible equity (3) (d)/(e) 15.30% 17.57% 15.28%